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                                  GUARANTY OF LEASE

     THIS GUARANTY OF LEASE is made as of this 31 day of March, 1997, by METRIS COMPANIES INC. ("Guarantor") to NOTTINGHAM VILLAGE, INC., a Maryland corporation, its successors and assigns ("Landlord").

                                EXPLANATORY STATEMENT

     A. METRIS DIRECT, INC., ("Tenant") and Landlord have agreed to enter into a lease (the "Lease") for the use and occupancy of certain office space containing approximately 51,600 square feet (the "Premises") located at 8020 Corporate Drive, in the White Marsh Business Community (the "Center", as defined in the Lease) in Baltimore County, Maryland.

     B. The Landlord has refused to enter into the Lease with Tenant unless the Guarantor guarantees the obligations of Tenant under the Lease in the manner hereinafter set forth.

     C. To induce the Landlord to enter into the Lease, which is made a part hereof and which is dated, executed and delivered, or intended to be dated, executed and delivered simultaneously herewith and as a part hereof, Guarantor hereby agrees as follows.

                                       GUARANTY

          1. GUARANTY. The Guarantor hereby unconditionally and irrevocably guarantees to the Landlord: (a) the due and punctual payment in full (and not merely the collectibility) of as Rent, whether Basic Rent, Additional Rent or otherwise, in each case when due and payable, whether on any installment payment date or at the stated or accelerated maturity, all according to the terms of the Lease; (b) the due and punctual payment in full (and not merely the collectibility) of all other sums and charges which may at any time be due and payable in accordance with the Lease, whether or not the same be designated as rent and (c) the due and punctual performance of all of the other terms, covenants and conditions contained in the Lease on the part of the Tenant.

          2. GUARANTY UNCONDITIONAL. The Guarantor expressly agrees that the Landlord may, in its sole and absolute discretion, without notice to or further assent of the Guarantor and without in any way releasing, affecting or impairing the obligations and liabilities of the Guarantor hereunder: (a) waive compliance with, or any defaults under, or grant any other indulgences with respect to, the Lease; (b) modify, amend, change or terminate any provisions of the Lease; (c) grant extensions or renewals of or with respect to the Lease to the extent contemplated by Section 3 of the Lease; (d) effect any release, subordination, compromise or settlement in connection with the Lease; (e) agree to the substitution, exchange, release or other


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disposition of all or any part of the Deposit, if any, or any other security for the performance of Tenant's obligations under the Lease; (f) make advances for the purpose of performing any term or covenant contained in the Lease with respect to which the Tenant shall be in default; (g) assign or otherwise transfer the Lease or this Agreement or any interest therein or herein; (h) deal in all respects with the Tenant or the then occupant of the Premises as if this Agreement were not in effect. The obligations of the Guarantor under this Agreement shall be unconditional, irrespective of the enforceability of the Lease or any Deposit or other security given for the performance of Tenant's obligations thereunder or in connection therewith, or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

          3. GUARANTY PRIMARY. The obligations and liability of the Guarantor under this Agreement shall be primary, direct and immediate; shall not be conditional or contingent upon pursuit by the Landlord of any remedies it may have against the Tenant with respect to the Lease, whether pursuant to the terms thereof or by law; and shall not be subject to any counterclaim, recoupment, set-off, reduction or defense based upon any claim that the Guarantor may have against the Tenant or the Landlord. Without limiting the generality of the foregoing, the Landlord shall not be required to make any demand on the Tenant and/or the then occupant of the Premises, or to pursue or exhaust its remedies against the Premises, any Deposit or other security given for Tenant's performance and/or against the Tenant or the then occupant of the Premises, before, simultaneously with or after enforcing its rights and remedies hereunder against the Guarantor. Any one or more successive and/or concurrent actions may be brought hereon against the Guarantor either in the same action, if any, brought against the Tenant and/or the then occupant of the Premises or in separate actions, as often as the Landlord may deem advisable.

          4. WAIVERS BY GUARANTOR. The Guarantor hereby unconditionally and irrevocably waives: (a) presentment and demand for payment of any sums due from Tenant under the Lease, whether or not denominated as Rent, and protest of non-payment; (b) notice of acceptance of this Agreement and of presentment, demand and protest; (c) notice of any default under this Agreement or the Lease and notice of all indulgences; (d) demand for observance, performance, or enforcement of any terms or provisions of this Agreement or the Lease; (e) any right or claim of right to cause a marshalling of the assets of the Tenant; and
(f) all other notices and demands otherwise required by law which the Guarantor may lawfully waive.

          5. REIMBURSEMENT FOR EXPENSES. If, after Notice to Guarantor, the Landlord shall commence any action or proceeding for the enforcement of this Agreement, the Guarantor shall reimburse the Landlord promptly upon demand, for all expenses incurred in connection therewith, including, without limitation, reasonable attorneys' fees.

          6. SUBORDINATION, SUBROGATION. If the Guarantor shall advance any sums to the Tenant or if the Tenant shall hereafter become indebted to Guarantor, such sums and indebtedness shall be subordinate in all respects to the amounts then or thereafter due and owing


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to the Landlord under the Lease. Nothing herein contained shall be construed to give the Guarantor any right of subrogation in and to the Lease or all or any part of the Landlord's interest therein. If the Guarantor is or becomes an "insider" (as defined from time to time in Section 101 of the United States Bankruptcy Code) with respect to the Tenant, then such Guarantor irrevocably and absolutely waives any and all rights of subrogation, contribution, indemnification, reimbursement or any similar rights against the Tenant with respect to this Agreement, whether such rights arise under an express or implied contract or by operation of law. It is the intention of the parties hereto that any such Guarantor shall not be deemed to be a "creditor" (as defined in Section 101 of the United States Bankruptcy Code) of the Tenant by reason of the existence of this Agreement in the event that the Tenant becomes a debtor in any proceeding under the Federal Bankruptcy Code.

          7. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants that it has a financial interest in the Tenant, that it has been given a copy of and has examined or has had an opportunity to examine the Lease, that it has full power, authority and legal right to execute and deliver this Agreement, and that this Agreement is a binding legal obligation of the Guarantor.

          9. GOVERNING LAW. The provisions of this Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Maryland as the same may be in effect from time to time.


          10. CONSENT TO JURISDICTION. The Guarantor irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Maryland over any suit, action, or proceeding arising out of or relating to this Agreement. The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon the Guarantor and may be enforced in any court to whose jurisdiction the Guarantor is subject, by a suit upon such judgment provided that service of process is effected upon the Guarantor in a manner specified in this Agreement or as otherwise permitted by applicable law.

          11. SERVICE OF PROCESS. The Guarantor hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Agreement by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to it at its address designated herein and
(b) serving a copy thereof upon the Tenant, the agent hereby designated and appointed by the Guarantor as the Guarantor's agent for service of process. The Guarantor irrevocably agrees that such service shall be deemed in every respect to be effective service of process in any such suit, action, or proceeding. Nothing in this Agreement shall affect the right of the Landlord to serve process in any manner otherwise permitted by law and nothing in this Agreement will limit the right of the Landlord otherwise to bring proceedings against the Guarantor in the courts of any other appropriate jurisdiction or jurisdictions.


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          12.  WAIVER OF JURY TRIAL. THE GUARANTOR, AND, BY ITS ACCEPTANCE OF
THIS GUARANTY, THE LANDLORD, HEREBY JOINTLY AND SEVERALLY, WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH ANY OF THEM MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT OR THE LEASE. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such actions or proceedings, including claims against parties who are not parties to this Agreement. This waiver is knowingly, willingly and voluntarily made by the Guarantor, and the Guarantor hereby represents and warrants that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Guarantor further represents and warrants that it has been represented in the signing of this Agreement and in the making of this waiver by legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.

          13. VOIDABLE PREFERENCE: FRAUDULENT CONVEYANCE. If at any time any payment, or portion thereof, made by, or for the account of the Guarantor on account of any of the obligations and liabilities hereunder is set aside by any court or trustee having jurisdiction as a voidable preference or fraudulent conveyance or must otherwise be restored or returned by the Landlord under any insolvency, bankruptcy or other federal and/or state laws or as a result of any dissolution, liquidation or reorganization of the Tenant or upon, or as a result of, the appointment of any receiver, intervenor or conservator of, or trustee or similar officer for, the Tenant or any substantial part of its properties or assets, the Guarantor hereby agrees that this Agreement shall continue and remain in full force and effect or be reinstated, as the case may be, all as though such payment(s) had not been made.

          14. NOTICES. Notice, demand, request or other communication which either party may desire to give to the other with respect to this Agreement, shall be deemed to have been properly given if in writing and delivered by hand, sent by overnight courier or mailed by certified mail, postage prepaid, addressed as follows: if to the Landlord, then at the Landlord's Notice Address set forth in the Lease: if to the Guarantor, then at the addresses set forth below its signature in this Agreement. Any of the parties hereto may designate a change of address by notice in writing to the other parties. Whenever in this Agreement the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person or persons entitled to receive such notice.

          15. REMEDIES CUMULATIVE. All rights and remedies afforded to the Landlord by reason of this Agreement, the Lease, or by law are separate and cumulative and the exercise of one shall not in any way limit or prejudice the exercise of any other such rights or remedies. Every right, power and remedy given by this Agreement to the Landlord shall be concurrent and may be pursued separately, successively or together against the Guarantor; and each such right, power and remedy may be exercised from time to time as often as the Landlord may deem expedient. No delay or omission by the Landlord in exercising any such right or remedy shall operate as a waiver thereof. No waiver of any rights and remedies hereunder, and no modification or amendment hereof, shall be deemed made by the Landlord unless in writing and


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duly signed by the Landlord. Any such written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of such right or remedy or of any other right or remedy of the Landlord and no single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or any other right or remedy.

          16. SEVERABILITY. If any provision (or any part of any provision) contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein but only to the extent it is invalid, illegal or unenforceable.

          17. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be enforceable by, the Landlord and its successors and assigns as Landlord under the Lease, and shall be binding upon, and enforceable against, the Guarantor and its successors and assigns.

          18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes, but all such counterparts shall together constitute one and the same instrument.

     WITNESS the signature and seal of the Guarantor as of the day and year first above written.


                              GUARANTOR:

                              METRIS COMPANIES INC.



Jill B. Barclift              By: /s/ Jill B. Barclift  (seal)
-----------------------          -----------------------

                              Address:

                              600 South Highway 169, Interchange Tower, Suite 1800, St. Louis Park, Minnesota, 55426-1222


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                                   ACKNOWLEDGMENTS

STATE OF MINNESOTA, COUNTY OF HENNEPIN, TO WIT:

     I HEREBY CERTIFY that on this 28TH day of March, 1997, before me, the undersigned authority, personally appeared JILL B. BARCLIFT, and such person made acknowledgment to be the duly authorized officer of METRIS COMPANIES INC., the within named Guarantor, and that such person, as such officer or official, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the Guarantor as such officer or official.

     WITNESS my hand and official seal.

               [SEAL]

                              /s/ Katrina M. Ganz
                              ---------------------------------
                              Notary Public
                                My Commission Expires: 1-31-2000


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